Exhibit 5.1




           2172

                                                  April 10, 1997

Interneuron Pharmaceuticals, Inc.
One Ledgemont Center
99 Hayden Avenue, Suite 340
Lexington, Massachusetts  02173

                  RE:     REGISTRATION STATEMENT ON FORM S-8
                          ----------------------------------

Ladies and Gentlemen:

                  We have served as your counsel in connection with the preparation of your Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, representing the offering and issuance to certain persons under the 1994 Long-Term Incentive Plan, as amended (the "Plan") of 3,000,000 shares of your common stock, $.001 par value (the "Common Stock").

                  We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

                  Based upon such examination, it is our opinion that the Common Stock, when issued in the manner described in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

                  We  consent  to  the  reference   made  to  our  firm  in  the
Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                  Very truly yours,

                  /s/ Bachner, Tally, Polevoy & Misher LLP

                  BACHNER, TALLY, POLEVOY
                     & MISHER LLP



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